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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Registration Statement on Form S-3 and related Prospectus of Cameron International Corporation, for the registration of $500,000,000 aggregate principal amount of 2.50% convertible senior notes due 2026, and to the incorporation by reference therein of our reports dated February 24, 2006, with respect to the consolidated financial statements of Cameron International Corporation, Cameron International Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Cameron International Corporation, incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2005 and the related financial statement schedule of Cameron International Corporation included therein, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Houston, Texas
August 10, 2006

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm